Exhibit 99.1

The Shyft Group Reports Second Quarter 2023 Results

●	Second quarter results in line with management expectations
●	Solid operating cash flow performance in the quarter
●	Revised full-year 2023 outlook primarily driven by softness in last-mile delivery and motorhome end markets

Novi, Mich., July 27, 2023 – The Shyft Group, Inc. (NASDAQ: SHYF) (“Shyft” or the “Company”), the North American leader in specialty vehicle manufacturing, assembly and upfit for the commercial, retail and service specialty vehicle markets, today reports operating results for the second quarter ending June 30, 2023.

Second Quarter 2023 Highlights

For the second quarter of 2023 compared to the second quarter of 2022:

●	Sales of $225.1 million, a decrease of $7.1 million, or 3.1%, from $232.2 million
●	Net income of $4.7 million, or $0.13 per share, compared to $5.3 million, or $0.15 per share
●

Adjusted EBITDA of $15.9 million, or 7.0% of sales, an increase of $2.2 million, from $13.7 million, or 5.9% of sales; results include $7.4 million of EV program costs versus $7.3 million in the prior year

●	Adjusted net income of $8.7 million, or $0.25 per share, compared to $7.5 million, or $0.21 per share in the prior year
●	Consolidated backlog of $510.2 million as of June 30, 2023, down 55.1%, compared to $1.1 billion as of June 30, 2022
●	Operating cash flow of $29.7 million, up $38.6 million, compared to an outflow of $8.9 million in the prior year

“We delivered second quarter results in line with our expectations led by strong Specialty Vehicles performance while also driving robust cash generation,” said Daryl Adams, President and Chief Executive Officer. “We experienced challenges in the Fleet Vehicles and Services business as market conditions deteriorated and operational inefficiencies remain. We continue to flex our operations while implementing additional cost reductions to reflect lower short-term demand.”

Second Quarter 2023 Business Segment Highlights

For the second quarter of 2023 compared to the second quarter of 2022:

Fleet Vehicles and Services (FVS)

●	Sales of $139.0 million, an increase of $2.1 million, or up 1.5%, from $136.9 million
●	Adjusted EBITDA of $12.5 million, or 9.0% of sales, a decrease of $2.0 million, from $14.5 million, or 10.6% of sales
●	Segment quarter-end backlog of $437.8 million, down 56.2% compared to $1.0 billion in the prior year

Specialty Vehicles (SV)

●	Sales of $87.6 million, a decrease of $7.7 million, or 8.1%, from $95.3 million
●	Adjusted EBITDA of $17.4 million, or 19.8% of sales, an increase of $4.5 million, from $12.9 million, or 13.5% of sales
●	Segment quarter-end backlog of $72.4 million as of June 30, 2023, down 46.4% compared to $135.2 million as of June 30, 2022
●	Achieved significant milestone with the 100,000th Isuzu N-Series gas-powered truck produced at Builtmore

Disciplined Capital Allocation

“Our balance sheet continues to be a strength and differentiator for the Company. We are confident in our long-term growth story and ability to generate cash, giving us the flexibility to efficiently deploy capital to maximize shareholder value,” said Jon Douyard, Chief Financial Officer.

The Company deployed $8.3 million of capital in the quarter with the following actions:

●	Funded $6.5 million of capital expenditures, including investment in Blue Arc
●	Paid regular dividends of $1.8 million reflecting a dividend of $0.05 per share
●	$233 million remaining under our existing share repurchase authorization

2023 Financial Outlook

Douyard continued, “Our prior concerns surrounding a tougher demand environment materialized late in the quarter. As softness in the parcel market continued and dealer inventories remained high, last-mile customers deferred and cancelled orders leading to lower OEM chassis production. In addition, consistent with broader recreational vehicle markets, we are experiencing incremental weakness in our motorhome chassis business. These headwinds have negatively impacted our full-year outlook.”

Our revised full-year 2023 outlook, notwithstanding further changes in the operating environment, is as follows:

●	Sales to be in the range of $850 million to $950 million compared to the previous outlook of $1.0 to $1.2 billion
●	Adjusted EBITDA of $40 to $60 million compared to the previous outlook of $70 to $100 million
●	Net Income of $1 to $16 million compared to the previous outlook of $28 to $50 million
●	Earnings per share of $0.03 to $0.46 compared to the previous outlook of $0.77 to $1.39
●	Adjusted earnings per share of $0.33 to $0.76 compared to the previous outlook of $0.98 to $1.60
●	Blue Arc EV second half production remains on track; expect approximately 50 vehicles to be delivered in the fourth quarter

Adams concluded, “We remain confident in the long-term growth profile of the Company. Despite market and economic uncertainty, we expect earnings growth in 2024 as we drive operational improvements and ramp Blue Arc production.”

Conference Call and Webcast

The Shyft Group will host a conference call and webcast at 8:30 a.m. ET today.

The U.S. toll-free dial-in for the conference call is 1-844-868-8845, and the international dial-in number is 412-317-6591. The conference passcode is 10176292.

A live webcast of the conference will also be available on the investor relations page of the company’s website at www.the shyftgroup.com/webcasts.

About The Shyft Group

The Shyft Group is the North American leader in specialty vehicle manufacturing, assembly, and upfit for the commercial, retail, and service specialty vehicle markets. Our customers include first-to-last mile delivery companies across vocations, federal, state, and local government entities; the trades; and utility and infrastructure segments. The Shyft Group is organized into two core business units: Shyft Fleet Vehicles and Services™ and Shyft Specialty Vehicles™. Today, its family of brands include Utilimaster®, Blue Arc™ EV Solutions, Royal® Truck Body, DuraMag® and Magnum®, Strobes-R-Us, Spartan® RV Chassis, Red Diamond™ Aftermarket Solutions, and Builtmore Contract Manufacturing™. The Shyft Group and its go-to-market brands are well known in their respective industries for quality, durability, and first-to-market innovation. The Company employs approximately 4,200 employees and contractors across campuses, and operates facilities in Arizona, California, Florida, Indiana, Maine, Michigan, Missouri, Pennsylvania, Tennessee, Texas, and Saltillo, Mexico. The Company reported sales of $1.0 billion in 2022. Learn more at TheShyftGroup.com.

Forward Looking Statement

This release contains information, including our sales and earnings guidance, all other information provided with respect to our outlook for 2023 and future periods, and other statements concerning our business, strategic position, financial projections, financial strength, future plans, objectives, and the performance of our products and operations that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using words such as “believe,” “expect,” “intend,” “potential,” “future,” “may,” “will,” “should,” and similar expressions or by using future dates in connection with any discussion of, among other things, the construction or operation of new or existing facilities, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume changes, share of sales and earnings per share changes, anticipated cost savings, potential capital and operational cash improvements, anticipated disruptions to our operations and industry due to the COVID-19 pandemic, changes in supply and demand conditions and prices for our products, trade duties and other aspects of trade policy, statements regarding our future strategies, products and innovations, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, and those described from time to time in our future reports filed with the Securities and Exchange Commission (SEC), which are available at www.sec.gov or our website. All forward-looking statements in this release are qualified by this paragraph. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to publicly update or revise any forward-looking statements in this release, whether as a result of new information, future events, or otherwise.

Contact

Randy Wilson

Vice President, Investor Relations and Treasury

Randy.Wilson@theshyftgroup.com

248.727.3755

The Shyft Group, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$7,808	$11,548
Accounts receivable, less allowance of $270 and $246	93,442	115,742
Contract assets	41,230	86,993
Inventories	101,303	100,161
Other receivables – chassis pool agreements	9,312	19,544
Other current assets	7,078	11,779
Total current assets	260,173	345,767
Property, plant and equipment, net	77,393	70,753
Right of use assets – operating leases	49,132	53,386
Goodwill	48,880	48,880
Intangible assets, net	47,173	49,078
Net deferred tax assets	10,390	10,390
Other assets	2,705	2,227
TOTAL ASSETS	$495,846	$580,481

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$85,733	$124,309
Accrued warranty	6,018	7,161
Accrued compensation and related taxes	14,770	14,434
Contract liabilities	4,198	5,255
Operating lease liability	11,378	10,888
Other current liabilities and accrued expenses	8,549	19,452
Short-term debt – chassis pool agreements	9,312	19,544
Current portion of long-term debt	179	189
Total current liabilities	140,137	201,232
Other non-current liabilities	9,826	10,033
Long-term operating lease liability	39,501	44,256
Long-term debt, less current portion	45,184	56,266
Total liabilities	234,648	311,787
Commitments and contingent liabilities
Shareholders' equity:
Preferred stock, no par value: 2,000 shares authorized (none issued)	-	-
Common stock, no par value: 80,000 shares authorized; 34,956 and 35,066 outstanding	90,606	92,982
Retained earnings	170,523	175,611
Total Shyft Group, Inc. shareholders’ equity	261,129	268,593
Non-controlling interest	69	101
Total shareholders' equity	261,198	268,694
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$495,846	$580,481

The Shyft Group, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Sales	$225,101	$232,195	$468,540	$439,078
Cost of products sold	182,347	190,077	382,862	371,029
Gross profit	42,754	42,118	85,678	68,049

Operating expenses:
Research and development	5,890	7,563	12,839	12,490
Selling, general and administrative	30,270	26,860	62,559	53,412
Total operating expenses	36,160	34,423	75,398	65,902

Operating income	6,594	7,695	10,280	2,147

Other income (expense)
Interest expense	(1,477)	(463)	(3,125)	(617)
Other income (expense)	124	(488)	194	(523)
Total other expense	(1,353)	(951)	(2,931)	(1,140)

Income before income taxes	5,241	6,744	7,349	1,007
Income tax expense (benefit)	556	1,461	986	(424)
Net income	4,685	5,283	6,363	1,431
Less: net loss attributable to non-controlling interest	-	-	32	-

Net income attributable to The Shyft Group Inc.	$4,685	$5,283	$6,395	$1,431

Basic earnings per share	$0.13	$0.15	$0.18	$0.04
Diluted earnings per share	$0.13	$0.15	$0.18	$0.04

Basic weighted average common shares outstanding	34,935	35,049	34,995	35,078
Diluted weighted average common shares outstanding	34,991	35,243	35,161	35,437

The Shyft Group, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands, except par value)

(Unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income	$6,363	$1,431
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	8,050	6,696
Non-cash stock based compensation expense	3,090	3,708
Deferred income taxes	-	(432)
Loss on disposal of assets	128	481
Changes in accounts receivable and contract assets	68,064	(12,863)
Changes in inventories	(1,142)	(34,826)
Changes in accounts payable	(38,567)	7,333
Changes in accrued compensation and related taxes	303	(6,146)
Changes in accrued warranty	(1,143)	(379)
Changes in other assets and liabilities	(9,525)	(1,672)
Net cash provided by (used in) operating activities	35,621	(36,669)

Cash flows from investing activities:
Purchases of property, plant and equipment	(10,963)	(10,010)
Proceeds from sale of property, plant and equipment	82	148
Acquisition of business, net of cash acquired	(500)	-
Net cash used in investing activities	(11,381)	(9,862)

Cash flows from financing activities:
Proceeds from long-term debt	70,000	85,000
Payments on long-term debt	(81,000)	(30,000)
Payments of dividends	(3,653)	(3,640)
Purchase and retirement of common stock	(8,786)	(26,789)
Exercise and vesting of stock incentive awards	(4,541)	(8,591)
Net cash provided by (used in) financing activities	(27,980)	15,980

Net decrease in cash and cash equivalents	(3,740)	(30,551)
Cash and cash equivalents at beginning of period	11,548	37,158
Cash and cash equivalents at end of period	$7,808	$6,607

The Shyft Group, Inc. and Subsidiaries

Sales and Other Financial Information by Business Segment

(Unaudited)

Quarter Ended June 30, 2023 (in thousands of dollars)

	Business Segments
	Fleet Vehicles	Specialty	Eliminations &
	& Services	Vehicles	Other	Consolidated
Fleet vehicle sales	$125,291	$-	$-	$125,291
Motorhome chassis sales	-	30,099	-	30,099
Other specialty vehicles sales	-	51,652	(1,443)	50,209
Aftermarket parts and accessories sales	13,692	5,810	-	19,502
Total Sales	$138,983	$87,561	$(1,443)	$225,101

Adjusted EBITDA	$12,468	$17,367	$(13,968)	$15,867

The Shyft Group, Inc. and Subsidiaries

Sales and Other Financial Information by Business Segment

(Unaudited)

Quarter Ended June 30, 2022 (in thousands of dollars)

	Business Segments
	Fleet Vehicles	Specialty	Eliminations &
	& Services	Vehicles	Other	Consolidated
Fleet vehicle sales	$126,181	$-	$-	$126,181
Motorhome chassis sales	-	42,710	-	42,710
Other specialty vehicles sales	-	47,044	-	47,044
Aftermarket parts and accessories sales	10,716	5,544	-	16,260
Total Sales	$136,897	$95,298	$-	$232,195

Adjusted EBITDA	$14,525	$12,859	$(13,695)	$13,689

The Shyft Group, Inc. and Subsidiaries

Sales and Other Financial Information by Business Segment

(Unaudited)

Period End Backlog (amounts in thousands of dollars)

	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sept. 30, 2022	Jun. 30, 2022
Fleet Vehicles and Services	$437,802	$584,933	$736,690	$915,135	$1,000,021

Total Specialty Vehicles	72,402	82,478	96,023	128,769	135,162
Motorhome Chassis	25,123	28,180	35,471	49,769	62,811
Other Specialty Vehicles	47,279	54,298	60,552	79,000	72,351

Total Backlog	$510,204	$667,411	$832,713	$1,043,904	$1,135,183

Reconciliation of Non-GAAP Financial Measures

This release presents Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted net income, and adjusted earnings per share, each of which is a non-GAAP financial measure. These non-GAAP measures are calculated by excluding items that we believe to be infrequent or not indicative of our underlying operating performance, as well as certain non-cash expenses. We define Adjusted EBITDA as income from continuing operations before interest, income taxes, depreciation and amortization, as adjusted to eliminate the impact of restructuring charges, acquisition related expenses and adjustments, non-cash stock-based compensation expenses, and other gains and losses not reflective of our ongoing operations.

We present the non-GAAP measure Adjusted EBITDA because we consider it to be an important supplemental measure of our performance. The presentation of Adjusted EBITDA enables investors to better understand our operations by removing items that we believe are not representative of our continuing operations and may distort our longer-term operating trends. We believe this measure to be useful to improve the comparability of our results from period to period and with our competitors, as well as to show ongoing results from operations distinct from items that are infrequent or not indicative of our continuing operating performance. We believe that presenting this non-GAAP measure is useful to investors because it permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate our historical performance. We believe that the presentation of this non-GAAP measure, when considered together with the corresponding GAAP financial measures and the reconciliations to that measure, provides investors with additional understanding of the factors and trends affecting our business than could be obtained in the absence of this disclosure.

Our management uses Adjusted EBITDA to evaluate the performance of and allocate resources to our segments. Adjusted EBITDA is also used, along with other financial and non-financial measures, for purposes of determining annual incentive compensation for our management team and long-term incentive compensation for certain members of our management team.

The Shyft Group, Inc. and Subsidiaries

Consolidated Financial Summary (Non-GAAP)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,
The Shyft Group, Inc.	2023	% of sales	2022	% of sales
Net income	$4,685	2.1%	$5,283	2.3%
Add (subtract):
Restructuring and other related charges	1,253		354
Acquisition related expenses and adjustments	-		341
Non-cash stock-based compensation expense	1,263		2,060
CEO transition	2,287		-
Non-recurring professional fees	160		-
Tax effect of adjustments	(981)		(496)
Adjusted net income	$8,667	3.9%	$7,542	3.2%

Net income	$4,685	2.1%	$5,283	2.3%
Add (subtract):
Depreciation and amortization	4,186		3,727
Income tax expense	556		1,461
Interest expense	1,477		463
EBITDA	$10,904	4.8%	$10,934	4.7%
Add:
Restructuring and other related charges	1,253		354
Acquisition related expenses and adjustments	-		341
Non-cash stock-based compensation expense	1,263		2,060
CEO transition	2,287		-
Non-recurring professional fees	160		-
Adjusted EBITDA	$15,867	7.0%	$13,689	5.9%

Diluted net earnings per share	$0.13		$0.15
Add (subtract):
Restructuring and other related charges	0.04		0.01
Acquisition related expenses and adjustments	-		0.01
Non-cash stock-based compensation expense	0.04		0.05
CEO transition	0.07		-
Non-recurring professional fees	-		-
Tax effect of adjustments	(0.03)		(0.01)
Adjusted diluted net earnings per share	$0.25		$0.21

The Shyft Group, Inc. and Subsidiaries

Consolidated Financial Summary (Non-GAAP)

(In thousands, except per share data)

(Unaudited)

	Outlook
	Twelve Months Ended December 31, 2023
The Shyft Group, Inc.	Low	Mid	High
Net income	$998	$8,622	$16,246
Add:
Depreciation and amortization	19,500	20,000	20,500
Interest expense	6,000	6,000	6,000
Taxes	250	2,155	4,061
EBITDA	$26,748	$36,777	$46,807
Add:
Non-cash stock-based compensation and other charges	13,500	13,500	13,500
Adjusted EBITDA	$40,248	$50,277	$60,307

Earnings per share	$0.03	$0.24	$0.46
Add:
Non-cash stock-based compensation and other charges	0.38	0.38	0.38
Less tax effect of adjustments	(0.08)	(0.08)	(0.08)
Adjusted earnings per share	$0.33	$0.55	$0.76

*Table amounts may not add due to rounding